UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000 Denver, CO          80202
 (Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 26, 2009, J. Chris Steinhauser was elected to serve as the Chief Financial Officer of the registrant.  Mr. Steinhauser, 49, brings 27 years of experience in the energy and financial services industries. Mr. Steinhauser began his career with Peat, Marwick, Mitchell & Co. from 1981 through 1984. From September 1987 through January 1998, Mr. Steinhauser was employed by Sharon Energy Ltd. and Sharon Resources, Inc., its operating subsidiary, ultimately serving as Executive Vice President and Chief Financial Officer of the parent and President, Chief Operating Officer and Director of the subsidiary. From January 1998 until June 2000 Mr. Steinhauser was employed by Beta Oil & Gas, Inc. as a director and Chief Financial Officer where his primary activities included Beta’s initial public offering and listing on the NASDAQ National Market System, business development and corporate acquisitions. From June 2000 until January 2009 Mr. Steinhauser served as the Chief Financial Officer of GeoPetro Resources Company (“GeoPetro”) where he was responsible for the financial management of a publicly traded oil and gas exploration company doing business in Indonesia, Australia, Canada and the U.S.  His principal activities focused on establishing a public trading market (American Stock Exchange and Toronto Stock Exchange), corporate finance, public company reporting and development of business for GeoPetro.  Mr. Steinhauser has served as a director of GeoPetro since October 2001.   Mr. Steinhauser is a graduate of the University of Southern California with a Bachelor’s degree in Business and conducted graduate studies at the University of Denver Graduate Tax Program and was a certified public accountant.

Mr. Steinhauser has entered into an Employment Agreement with the registrant, pursuant to which he is paid an annual salary of $225,000 and received stock option grants totaling 1,000,000 stock options of PetroHunter’s common stock.  The stock options were priced at $0.11 per share, which was the closing price of the common stock as quoted on the OTC Bulletin Board on January 13, 2009 (the “Grant Date”), and are exercisable as follows:  (i) 20% of the Stock Options were exercisable upon the Grant Date, and (ii) 20% of the Stock Options shall become exercisable annually thereafter until fully vested.  The Employment Agreement is effective as of January 13, 2009 and will terminate on December 31, 2013.

Item 9.01             Financial Statements and Exhibits.

Regulation S-K Number	Document

10.1	James C. Steinhauser Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
January 28, 2009	By: /s/ Charles B. Crowell Charles B. Crowell Chief Executive Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	James C. Steinhauser Employment Agreement